PART II.  ITEM 6(a) EXHIBITS                    EXHIBIT (10.2)

                     REVOLVING CREDIT NOTE

$25,000.000.00                             St. Louis, Missouri
                                                 July 13, 1995

          FOR VALUE RECEIVED, on the last day of the Revolving Credit Period, the undersigned, CPI CORP., a Delaware corporation ("Borrower"), hereby promises to pay to the order of MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION ("Bank"), the principal sum of Twenty-Five Million Dollars ($25,000,000.00), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Revolving Credit Loans made by Bank to Borrower pursuant to the Revolving Credit Agreement referred to below.
The aggregate principal amount of Revolving Credit Loans which Bank shall be committed to have outstanding hereunder at any time shall not exceed Twenty-Five Million Dollars ($25,000,000.00), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Revolving Credit Agreement referred to below. Borrower further promises to pay to the order of Bank interest on the aggregate unpaid principal amount of such Revolving Credit Loans on the dates and at the rate or rates provided for in the Revolving Credit Agreement. All such payments of principal and interest shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Mercantile Bank of St. Louis National Association, 721 Locust Street, St. Louis, Missouri 63101.

          All Revolving Credit Loans made by Bank and all repayments of the principal thereof shall be recorded by Bank and, prior to any transfer hereof, endorsed by Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided, however, that the obligation of Borrower to repay each Revolving Credit Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to record or endorse or any mistake by Bank in connection with recordation or endorsement on the schedules attached to this Note. Bank's books and records (including, without limitation, the schedules attached to this Note) showing the account between Bank and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

          This Note is one of the "Notes" referred to in the Revolving Credit Agreement dated the date hereof by and among Borrower, the banks listed on the signature pages thereof and Mercantile Bank of St. Louis National Association, as agent (as the same may from time to time be amended, modified, extended or renewed, the "Revolving Credit Agreement"). The Revolving Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Revolving Credit Agreement.

          Upon the occurrence of any Event of Default under the Revolving Credit Agreement, Bank's obligation to make additional Revolving Credit Loans under this Note may be terminated in the manner and with the effect as provided in the Revolving Credit Agreement and the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Revolving Credit Agreement.

In the event that any payment due hereunder shall not be paid when due, whether by reason of maturity, acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection, or if this Note shall be placed in the hands of an attorney or attorneys for representation of Bank in connection with bankruptcy or insolvency proceedings relating hereto, Borrower hereby agrees to pay to the order of Bank, in addition to all other amounts otherwise due hereon, the costs and expenses of such collection and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

          This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri
(without reference to conflict of law principles).

                               CPI CORP.



                               By /s/ Barry Arthur
                                  ----------------------------
                                      Barry Arthur
                               Title: Treasurer/CFO